                                                                    EXHIBIT 3.00

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     THE SOFTWARE DEVELOPER'S COMPANY, INC.

         The Software Developer's Company, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on September 11, 1986. Said Certificate of Incorporation was further amended by the filing of a Certificate of Agreement of Merger on October 3,1986. Desiring to further amend its Certificate of Incorporation, as heretofore amended, and to restate the same, as amended, The Software Developer's Company, Inc. does hereby certify:

         FIRST: That the Board of Directors of the Corporation, by unanimous written consent, duly adopted resolutions proposing and declaring advisable the amendment and restatement of the Certificate of Incorporation of the Corporation as hereinafter set forth.

         SECOND: That, thereafter, the stockholders of the Corporation, at a meeting duly called and held at which a quorum was present and acting throughout, voted the necessary number of shares as required by statute in favor of the amendment and restatement.

         THIRD: That upon the effectiveness of the filing of this Restated Certificate of Incorporation with the Secretary of State of Delaware (i) each currently outstanding share of the Corporation's Series A Common Stock, $.01 par value per share shall be converted into one share of Common Stock, $.01 par value per share, and (ii) each currently outstanding share of the Corporation's Series B Common Stock, $.01 par value per share shall be converted into one share of Common Stock, $.01 par value per share.

         FOURTH: That this Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.


         FIFTH: That the text of the Certificate of Incorporation of The Software Developer's Company,



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Inc. is hereby further amended and restated in full to read as follows:

         ARTICLE FIRST: The name of the Corporation is The Software Developer's Company, Inc.

         ARTICLE SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         ARTICLE THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         ARTICLE FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Four Million (4,000,000) shares, with Three Million Five Hundred Thousand (3,500,000) shares of Common Stock with a par value of one cent ($.01) per share (the "Common Stock"), and Five Hundred Thousand (500,000) shares of Preferred Stock with a par value of one ($.01) per share (the "Preferred Stock").

         A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:


A.       PREFERRED STOCK

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as at least two-thirds of the members of the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

         The Board of Directors of the Corporation is expressly authorized, by a vote or written consent of at least two-thirds of the directors then if office, to provide for the issuance of all or any shares of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers),



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relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors of the Corporation to create such series, and a Certificate of Designation of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors of the Corporation with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of capital stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors of the Corporation may deem advisable and as are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.


B.       COMMON STOCK

         1. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed from time to time with respect to any shares of the Preferred Stock.

         2. VOTING RIGHTS. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of



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stockholders of the Corporation. Except as otherwise required by law or as set forth in this Restated Certificate of Incorporation, any further amendment or restatement thereof, or in any Certificate of Designation filed in accordance with the General Corporation Law of the State of Delaware with respect to the Preferred Stock, the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters submitted to the stockholders for a vote.

         3. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

         4. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively, unless otherwise provided by law or this Amended and Restated Certificate of Incorporation, any further amendment or restatement thereof, or in any Certificate of Designation filed in accordance with the General Corporation Law of the State of Delaware with respect to the Preferred Stock.

     ARTICLE FIFTH: The Corporation is to have perpetual existence.

     ARTICLE SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:


         A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

         B. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.



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         C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

         D. Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and the rights expressly provided for particular classes or series of capital stock, for the distribution among the stockholders of the Corporation of the assets of the Corporation as provided herein, wholly or in part or in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as provided herein) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

     ARTICLE SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if



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sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     ARTICLE EIGHTH: SECTION 1. (a) ELIMINATION OF PERSONAL LIABILITY. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit.

     If the General Corporation Law of the State of Delaware is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

Any repeal or modification of this Article Eighth shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         SECTION 2. (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of



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Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the General Corporation Law so of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

     (b) RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an



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advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

     (c) NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of



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Delaware.

     (e) INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the Provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

     ARTICLE NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

     IN WITNESS WHEREOF, The Software Developers Company, Inc. has caused this certificate to be signed by Bruce W. Lynch, its duly authorized President, and attested by John M. Hession, its duly authorized Secretary, this 20th day of October, 1987.

                                 THE SOFTWARE DEVELOPER'S COMPANY, INC.

                                 By: /s/ Bruce W. Lynch
                                     ---------------------------------
                                     Bruce W. Lynch, President

ATTEST:

/s/ John M. Hession
--------------------------
Secretary



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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     THE SOFTWARE DEVELOPER'S COMPANY, INC.
                     --------------------------------------

         The Software Developer's Company, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Law"), DOES HEREBY
CERTIFY:

         FIRST. The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article First of the Restated Certificate of Incorporation of the Corporation, so that, as amended, said Article shall read as follows:

                  First.   The name of the corporation is Netegrity, Inc.

         SECOND. The foregoing Amendment of the Restated Certificate of Incorporation has been duly adopted by the written consent of stockholders in accordance with the provisions of Sections 228 and 242 of the Delaware Law. In addition, written notice of the adoption of the foregoing Amendment of the Restated Certificate of Incorporation has been given to those stockholders who did not consent in writing in accordance with Section 228 of the Delaware Law.

Signed and attested to on June 28, 1996.

                                 THE SOFTWARE DEVELOPER'S COMPANY, INC.

                                 By: /s/ Barry N. Bycoff
                                     ---------------------------------
                                     Barry N. Bycoff, President

Attest:


/s/ John Hession
-------------------------------------
John Hession, Assistant Secretary




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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 NETEGRITY, INC.

                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware


         Netegrity, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         By vote of the Board of Directors of the Corporation, a resolution was adopted, pursuant to Sections 242 and 141 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Sections 212, 216 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

         RESOLVED:   That the first paragraph of Article Fourth of the Restated
                     Certificate of Incorporation of the Corporation be and it hereby is deleted in its entirety and a new paragraph be inserted in lieu thereof to read as follows:

                     "ARTICLE FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 55,000,000 shares of Common Stock with a par value of $0.01 per share (herein called the "Common Stock") and 5,000,000 shares of Preferred Stock with a par value of $0.01 per share (herein called the "Preferred Stock")."

                           [Intentionally Left Blank]



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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by its President, Barry N. Bycoff, and attested to by Anthony J. Medaglia, Jr., its Secretary, as of this 7th day of October, 1999.


                                                NETEGRITY, INC.



                                            By: /s/ Barry N. Bycoff
                                                --------------------------
                                                Barry N. Bycoff, President



Attest:


/s/ Anthony J. Medaglia, Jr.
-----------------------------------
Anthony J. Medaglia, Jr., Secretary





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